EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of Engle Homes, Inc.

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated November 10, 1997, related to the consolidated financial statements and schedule of Engle Homes, Inc. appearing in the Company's Annual Report on Form 10-K/A for the year ended October 31, 1997.


Miami, Florida                                                 BDO SEIDMAN, LLP
July 14, 1998